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                                                                   Exhibit 4.16


No.: 1                                                             $204,896,925




                             PAINE WEBBER GROUP INC.

                       8.08% JUNIOR SUBORDINATED DEBENTURE
                                    DUE 2037


                  Paine Webber Group Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to The Chase Manhattan Bank, as Property Trustee, or registered assigns, the principal sum of Two Hundred Four Million Eight Hundred Ninety-Six Thousand Nine Hundred Twenty-Five Dollars on March 1, 2037 and to pay interest on said principal sum from March 14, 1997, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, monthly (subject to deferral as set forth herein) in arrears on the first day of each month commencing April 1, 1997, at the rate of 8.08% per annum, until the principal hereof shall have become due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum, compounded monthly. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a 30-day period for which interest is computed, the amount of interest payable will be computed on the basis of the actual number of days elapsed. In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse side hereof, be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on the regular record date for such interest
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installment, which shall be the close of business on the Business Day next preceding such Interest Payment Date; provided, however, that if the Preferred Securities are no longer in book-entry only form or if, pursuant to the provisions of Section 2.11(c) of the Indenture, the Series 8.08% Debentures are no longer represented solely by a Global Debenture, the regular record date shall be the close of business on the fifteenth day of the month immediately preceding the month in which such Interest Payment Date occurs. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holder of this Debenture on such regular record date, and may be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof to be given to the registered holders of this series of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series 8.08% Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of, and the interest on, this Debenture shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City and State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Debenture Register and that the payment of principal will only be made upon the surrender of this Debenture to the Trustee. Notwithstanding the foregoing, so long as the record holder of this Debenture is the Property Trustee (as defined in the Indenture), the payment of the principal of, and interest on, this Debenture will be made to such account of the Property Trustee as may be designated by the Property Trustee.

                  The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness and will rank pari passu with the Junior Subordinated Debentures issued by the Company and
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sold to PWG Capital Trust I on December 9, 1996, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact, for any and all such purposes. Each Debentureholder, by his acceptance hereof hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon such provisions.

                  Unless the Certificate of Authentication hereon has been executed by the Trustee referred to on the reverse side hereof, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
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                  The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.


                  IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

Date:  March 14, 1997


                                            PAINE WEBBER GROUP INC.,


                                            by  _______________________
                                                Name:
                                                Title:


Attest:

___________________________
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                                                                               5



                          CERTIFICATE OF AUTHENTICATION


                  This is one of the Debentures of the series of Debentures described in the within-mentioned Indenture.

The Chase Manhattan Bank,
         as Trustee,


-------------------------
    Authorized Officer



                              REVERSE OF DEBENTURE


                  This Debenture is one of a duly authorized series of Debentures of the Company (herein sometimes referred to as the "Debentures"), all issued or to be issued in one or more series under and pursuant to an Indenture dated as of December 9, 1996, duly executed and delivered between the Company and The Chase Manhattan Bank, a New York banking corporation, as Trustee (herein referred to as the "Trustee"), as supplemented by the Second Supplemental Indenture dated as of March 14, 1997, between the Company and the Trustee (said Indenture as so supplemented being hereinafter referred to as the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures, and, to the extent specifically set forth in the Indenture, the holders of Senior Indebtedness and Preferred Securities. By the terms of the Indenture, the Debentures are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This series of Debentures is designated the 8.08% Junior Subordinated Debentures due 2037 (the "Series 8.08% Debentures") and is limited in aggregate principal amount as specified in said Second Supplemental Indenture.


                  Except as provided in the next paragraph, the Series 8.08% Debentures may not be redeemed by the Company
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prior to March 1, 2002. The Company shall have the right to redeem the Series
8.08% Debentures, in whole or in part, at any time or from time to time on or after March 1, 2002 (an "Optional Redemption"), at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest, including any Compounded Interest, thereon to the date of such redemption. Any redemption pursuant to this paragraph will be made upon not less than 30 nor more 60 days notice. If the Debentures are only partially redeemed by the Company pursuant to an Optional Redemption, the Series 8.08% Debentures will be redeemed pro rata or by lot or by any other equitable method chosen by the Trustee; provided that if, at the time of redemption, any Series 8.08% Debentures are represented by a Global Debenture, the Depository shall determine the principal amount of such Series 8.08% Debentures held by each holder of Series 8.08% Debentures to be redeemed in accordance with its customary procedures.

                  If, at any time, a Tax Event (as defined below) shall occur or be continuing and (i) the Regular Trustees and the Company shall have received an opinion (a "Redemption Tax Opinion") of nationally recognized independent tax counsel experienced in such matters that, as a result of such Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Series 8.08% Debentures for United States Federal income tax purposes even if the Series 8.08% Debentures were distributed to the holders of Preferred Securities and Common Securities in liquidation of such holders' interest in the Trust as set forth in the Declaration of Trust or (ii) the Regular Trustees shall have been informed by such tax counsel that a No Recognition Opinion (as defined below) cannot be delivered to the Trust, the Company shall have the right, upon not less than 30 nor more than 60 days notice, to redeem the Series 8.08% Debentures in whole or in part for cash at the Optional Redemption Price within 90 days following the occurrence of such Tax Event; provided, however, that, if at the time there is available to the Company or the Regular Trustees, on behalf of the Trust, the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action ("Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on the Trust, the Company or the holders of the Preferred
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Securities, the Company or the Regular Trustees, on behalf of the Trust, will pursue such measure in lieu of redemption; and provided further that the Company shall have no right to redeem the Series 8.08% Debentures while the Regular Trustees, on behalf of the Trust, are pursuing any such Ministerial Action.

                  "Tax Event" means that the Regular Trustees and the Company shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that on or after March 11, 1997, as a result of (a) any amendment to, or change (or announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change (including any announced prospective change) in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or effective or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after March 11, 1997, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date thereof, subject to United States Federal income tax with respect to income accrued or received on the Series 8.08% Debentures, (ii) the Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges or (iii) interest payable by the Company to the Trust on the Series 8.08% Debentures is not, or within 90 days of the date thereof will not be, deductible by the Company for United States Federal income tax purposes.

                  "No Recognition Opinion" means an opinion of nationally recognized independent tax counsel experienced in such matters, which opinion may rely on any then applicable published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Preferred Securities
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will not recognize any gain or loss for United States Federal income tax purposes as a result of a dissolution of the Trust and distribution of the Series 8.08% Debentures as provided in the Declaration of Trust.

                  If the Debentures are only partially redeemed by the Company pursuant to an Optional Redemption or as a result of a Tax Event as described above, the Debentures will be redeemed pro rata or by lot or by any other equitable method chosen by the Trustee. Notwithstanding the foregoing, if a partial redemption of the Series 8.08% Debentures would result in the delisting of the Preferred Securities by any national securities exchange on which the Preferred Securities are then listed, the Company shall not be permitted to effect such partial redemption and will only redeem the Series 8.08% Debentures in whole.

                  In the event of redemption of this Debenture in part only, a new Series 8.08% Debenture or Debentures will be issued for the unredeemed portion hereof in the name of the holder hereof upon the cancelation of this Debenture.

                  In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Series 8.08% Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

                  The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Series 8.08% Debentures upon compliance by the Company with certain conditions set forth therein.

                  The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debentures of each series affected at the time outstanding, as defined in Section 8.04 of the Indenture, (and, in the case of any series of Debentures held as trust assets of a PWG Capital Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of holders of the Preferred Securities and the Common Securities of such PWG Capital Trust as may be required under the Declaration of Trust of such PWG Capital Trust), to execute supplemental indentures for the purpose of adding
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any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of any series of Debentures; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Debentures of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Debenture so affected or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Debenture (and, in the case of any series of Debentures held as trust assets of a PWG Capital Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of the holders of the Preferred Securities and the Common Securities of such PWG Capital Trust as may be required under the Declaration of Trust of such PWG Capital Trust) then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Debentures of a series at the time outstanding affected thereby (subject, in the case of any series of Debentures held as trust assets of a PWG Capital Trust and with respect to which a Security Exchange has not theretofore occurred, to such consent of holders of Preferred Securities and Common Securities of such PWG Capital Trust as may be required under the Declaration of Trust of such PWG Capital Trust), on behalf of the holders of the Debentures of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on, any of the Debentures of such series. Any such consent or waiver by the registered holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.
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                  Subject to Section 13.11 of the Indenture, no reference herein to the Indenture (other than such Section) and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place, at the rate and in the money herein prescribed.

                  So long as the Company is not in default in the payment of interest on the Series 8.08% Debentures, the Company shall have the right, at any time during the term of the Series 8.08% Debentures, from time to time to extend the interest payment period of the Series 8.08% Debentures for a period not exceeding 60 consecutive monthly interest periods (an "Extended Interest Payment Period"); provided, however, that at the end of any such period the Company shall pay all interest accrued and unpaid thereon, together with any Compounded Interest; and provided, further that an Extended Interest Payment Period may not extend beyond the maturity of the Series 8.08% Debentures. During any Extended Interest Payment Period, the Company shall not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock, or make any payments on guarantees with respect thereto; provided, however, that the foregoing restrictions shall not apply to (i) dividends, redemptions, purchases, acquisitions, distributions or payments made by the Company by way of issuance of shares of its capital stock, (ii) payments of accrued dividends by the Company upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock or (iii) cash payments made by the Company in lieu of delivering fractional shares upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock. Prior to the termination of any Extended Interest Payment Period, the Company may pay all or any portion of the interest accrued on the Series 8.08% Debentures on any Interest Payment Date to holders of record on the regular record date for such Interest Payment Date or from time to time further extend such Extended Interest Payment Period; provided that such Extended Interest Payment Period together with all such previous and further extensions thereof may not exceed 60 consecutive monthly interest periods. Upon the termination of any
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Extended Interest Payment Period and upon the payment of all accrued and unpaid interest then due, together with Compounded Interest, the Company may select a new Extended Interest Payment Period. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof. At the end of any Extended Interest Payment Period, the Company shall pay all interest accrued and unpaid on the Series 8.08% Debentures, including any Compounded Interest which shall be payable to the holders in whose names the Series 8.08% Debentures are registered on the Debenture Register on the regular record date for the first Interest Payment Date occurring on or after the end of the Extended Interest Payment Period.

                  As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered holder hereof on the Debenture Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Company designated for such purpose in the Borough of Manhattan, The City and State of New York, accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Debenture Registrar duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Series 8.08% Debentures of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

                  Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent and any Debenture Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Debenture Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Debenture Registrar shall be affected by any notice to the contrary.
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                  No recourse under or upon any obligation, covenant or
agreement of the Indenture, or of this Debenture, or for any claim based thereon or hereon, or otherwise in respect thereof or hereof shall be had against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Debenture and the obligations represented hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors, as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of this indebtedness, or under or by reason of the obligations covenants or agreements contained in the Indenture or this Debenture or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, and any and all such rights and claims against every such incorporator, stockholder, officer or director, as such, because of the creation of this indebtedness, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in this Debenture or implied therefrom, are hereby expressly waived and released by the acceptance hereof and as a condition of, and as a consideration for, the execution of the Indenture and the issuance of this Debenture.

                  The Series 8.08% Debentures are issuable only in registered form without interest coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Series 8.08% Debentures are exchangeable for a like aggregate principal amount of Series 8.08% Debentures of a different authorized denomination, as requested by the holder surrendering the same.

                  Terms used and not defined in this Debenture shall have the meanings assigned to them in the Indenture.